Exhibit 99.1

Contact:	Freeman Lyle Chief Financial Officer Kennedy Wilson, Inc. (310) 887-6453 flyle@kennedywilson.com www.kennedywilson.com	9701 Wilshire Blvd. Suite 700 Beverly Hills, CA 90212

NEWS RELEASE

KENNEDY-WILSON HOLDINGS, INC. REPORTS FOURTH QUARTER AND

FULL YEAR 2009 EARNINGS

BEVERLY HILLS, Calif. (March 17, 2010) – International real estate investment and services firm Kennedy-Wilson Holdings, Inc. (NYSE Amex: KWIC) (“Kennedy Wilson” or the “Company”) today reported a fourth quarter 2009 loss of $0.34 per share. Adjusting for merger related expenses, fourth quarter 2009 income would have been $0.23 per share.

The net loss for the year ended December 31, 2009 was $0.57 per share. Adjusting for merger related expenses, full year 2009 net income would have been $0.11 per share. The Company’s proforma earnings before interest, taxes, depreciation, amortization, non-cash items and merger related expenses (“proforma EBITDA”) for 2009 were $39.3 million or $1.46 per share.

“2009 was a momentous year for the company,” said William J. McMorrow, chairman and CEO of Kennedy Wilson. “We were able to raise significant capital through our merger with Prospect and now we’re in a position to focus on acquisitions and take advantage of the opportunities in the current economy. Since November, we have already completed several key investments and have a strong pipeline of additional deal flow teed up for 2010.”

2009 Company Highlights

•	Current cash position of approximately $86 million, including consolidated cash and cash held in Japan joint venture.

•

Raised approximately $110 million of equity through reverse merger with Prospect Acquisition Corp.; as part of the transaction, an additional $53 million of Kennedy Wilson preferred stock was converted to common shares of the Company.

•

Formed $500 million separate account with major international financial institution to purchase sub-performing and non-performing commercial real estate loans and originate commercial whole loans and bridge/permanent multifamily loans; completed first acquisition in February 2010.

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Kennedy Wilson Reports 2009 Earnings

•	Formed $108 million joint venture with Siguler Guff to purchase distressed condominium projects; completed first acquisition.

•	Issued discounted payoffs in Japan, resulting in a gain of approximately $28 million to the venture.

•	Acquired and sold all 149 remaining units of a Los Angeles luxury condominium tower within seven months.

•	Sold 80 finished residential lots in Lancaster, CA.

•	Executed leases at The Oaks for over 230,000 sq. ft. and at 7060 Hollywood for approximately 100,000 sq. ft., two of the largest lease transactions in Los Angeles in 2009.

•	Provided real estate analysis for US Bank’s acquisition of nine banks (162 locations).

•	Conducted auctions in 11 states, the District of Columbia and Canada.

•	Expanded Services reach with the opening of San Diego, Hawaii and New York Auction Group offices.

•	Launched Capital Markets division.

Subsequent Company Highlights

•	Under a newly created platform with a major international financial institution, acquired $342 million loan portfolio from a West Coast regional bank.

•	2010 pipeline includes 14 signed auctions, totaling in excess of 650 units planned to be sold in the first half of the year.

Investments Revenue

Sale of real estate in 2009 produced gross revenue of $59.4 million related to the sale of condominium units and land in southern California.

Rental income decreased 8% to $2.6 million in 2009 from $3.0 million in 2008. Rental income includes rental and other income from properties in which the Company holds a controlling interest.

Services Revenue

For 2009, management and leasing generated revenues of $19.2 million (including related party fees of $10.1 million), representing 71% of the Company’s total revenue (not including sales of real estate), compared to approximately $19.1 million (including approximately $8.4 million in related party fees) and 59% of total revenue in 2008. Comparing the two years, management and leasing fees increased 1% which is due to increased asset management fees associated with new Kennedy Wilson funds and separate accounts. Management and leasing fees include asset management, construction management, leasing services, engineering and other services to property owners.

Commissions revenues in 2009 decreased to $4.9 million (including approximately $0.7 million in related party fees), representing 18% of total revenues (not including sales of real estate), compared to commission revenues in 2008 of $10.2 million (including related party fees of approximately $4.3 million). Acquisition fees decreased $4.3 million in 2009 as compared to 2008. The decrease can be attributed primarily to the current disarray in the debt and equity markets, which has caused a reduction in the acquisition of commercial and apartment properties and the related commissions and other acquisition fees revenue. Kennedy Wilson’s brokerage activities provide clients and the Company with development and implementation of marketing plans, sealed bid auctions and open bid auctions.

FOR IMMEDIATE RELEASE

Kennedy Wilson Reports 2009 Earnings

Conference Call Details

The Company will hold a live conference call and webcast to discuss results at 6 a.m. Pacific Time/ 9 a.m. Eastern Time on Thursday, March 18, 2010.

The direct dial-in number for the conference call is (877) 536-5544 for U.S. and Canada callers and (702) 894-2274 for international callers. A replay of the call will be available for one week and can be accessed at (800) 642-1687 for U.S. and Canada callers and (706) 645-9291 for international callers. The access code for the replay is 63129189.

The webcast will be available at:

http://event.meetingstream.com/r.htm?e=200234&s=1&k=54A7F43B24C321CECDC01809834D76E9. A replay of the webcast will be available 24 hours after the original webcast on the Company’s web site for 90 days.

About Kennedy Wilson

Founded in 1977, Kennedy Wilson is an international real estate investment and services company headquartered in Beverly Hills, CA with 22 offices in the U.S. and Japan. The Company offers a comprehensive array of real estate services including property and asset management, brokerage and auction services, and construction and trust management. Through its fund management and separate account businesses, Kennedy Wilson is a strategic investor and manager of real estate investments in the U.S. and Japan. For further information on Kennedy Wilson, please visit www.kennedywilson.com.

Forward-Looking Statements

This press release contains forward-looking statements as well as historical information. Statements of goals and strategies and words such as “plan,” “believe,” “anticipate,” “expect,” “objectives,” “forecast,” “predict” and other similar words are intended to identify forward-looking statements. These forward looking statements are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and involve risks, uncertainties and other factors that may cause the Company’s actual results, performance, or financial condition to be materially different from any results, performance, or financial condition suggested by the statements in this press release.

Non-GAAP Financial Information

In addition to the results reported in accordance with U.S. generally accepted accounting principles (GAAP) included within this press release, Kennedy Wilson has provided certain information, which includes non-GAAP financial measures. Such information is reconciled to its closest GAAP measure in accordance with the Securities and Exchange Commission rules and is included in the attached supplemental data. Management believes that these non-GAAP financial measures are useful to both management and the Company’s stockholders in their analysis of the business and operating performance of the Company. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measures. Additionally, non-GAAP financial measures as presented by Kennedy Wilson. may not be comparable to similarly titled measures reported by other companies.

Tables Follow

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Kennedy Wilson Reports 2009 Earnings

Kennedy-Wilson Holdings, Inc.

Proforma Statement of Income

Full Year 2009

(Unaudited)

	Consolidated GAAP[1]	Pro Rata Unconsolidated Investments	Proforma Total
REVENUE
Management and leasing fees	19,164,000	0	19,164,000
Commissions	4,931,000	0	4,931,000
Rental income	2,637,000	37,772,000	40,409,000
Sales of real estate	59,397,000	0	59,397,000
Other income	106,000	0	106,000
Interest income[1]	502,000	25,000	527,000

Total revenue	86,737,000	37,797,000	124,534,000

OPERATING EXPENSE
Commission and marketing expenses	3,411,000	0	3,411,000
Compensation and related expenses	24,789,000	0	24,789,000
General and administrative	6,351,000	0	6,351,000
Merger related expense	16,120,000	0	16,120,000
Rental operating expense	1,148,000	11,836,000	12,984,000
Cost of real estate sold	41,931,000	0	41,931,000
Depreciation and amortization	1,122,000	7,474,000	8,596,000

Total operating expense	94,872,000	19,310,000	114,182,000

OPERATING LOSS
Equity in joint venture income	8,019,000	(8,019,000)	0

Total operating income (loss)	(116,000)	10,468,000	10,352,000
Non-operating income (expense)
Interest expense	(13,174,000)	(10,468,000)	(23,642,000)
Write-down of investments	(328,000)	0	(328,000)

Income (loss) before benefit from income taxes	(13,618,000)	0	(13,618,000)
Provision for income taxes	3,961,000	0	3,961,000

Net income (loss)	(9,657,000)	0	(9,657,000)
Net income attributable to the noncontrolling interests	(5,679,000)	0	(5,679,000)

Net income (loss) attributable to Kennedy Wilson	(15,336,000)	0	(15,336,000)
Other comprehensive income, net of tax	2,601,000	0	2,601,000

Total comprehensive income (loss) available to Kennedy Wilson common stockholders	(12,735,000)	0	(12,735,000)

[1]	Interest income has been moved to the revenue line, because Kennedy-Wilson believes that this is recurring revenue which will be realized on originated loans and discounted note purchases

FOR IMMEDIATE RELEASE

Kennedy Wilson Reports 2009 Earnings

Kennedy-Wilson Holdings, Inc.

Proforma EBITDA

Full Year 2009

(Unaudited)

Net loss	(9,657,000)	0	(9,657,000)
Add back:
Merger and other deal expenses	18,335,000	0	18,335,000
Interest	13,174,000	10,468,000	23,642,000
Taxes - income	(3,961,000)	0	(3,961,000)
Depreciation and amortization	1,122,000	7,474,000	8,596,000
Stock based compensation	2,314,000		2,314,000

		Proforma EBITDA	39,269,000

		Shares	26,891,304

		Proforma EBITDA per share	1.46

Kennedy-Wilson Holdings, Inc.

Earnings Per Share

Full Year 2009

Net income (loss) attributable to Kennedy Wilson	(15,336,000)
Shares	26,891,304

GAAP earnings (loss) per share	(0.57)
Net income (loss) attributable to Kennedy Wilson	(15,336,000)
Merger and other deal related expenses	18,335,000

Adjusted net income	2,999,000
Shares	26,891,304

Adjusted earnings per share	0.11

FOR IMMEDIATE RELEASE

Kennedy Wilson Reports 2009 Earnings

Kennedy-Wilson Holdings, Inc.

Consolidated Balance Sheets

2009
ASSETS
Cash and cash equivalents	$57,784,000
Accounts receivable	887,000
Accounts receivable—related parties	4,278,000
Income tax receivable	6,848,000
Notes receivable	541,000
Notes receivable—related parties	6,644,000
Investments in real estate, net	40,581,000
Investments in real estate available for sale	2,472,000
Investments in joint ventures ($19,590,000 and $15,088,000 carried at fair value as of December 31, 2009 and 2008, respectively)	185,252,000
Other assets	7,005,000
Goodwill	23,965,000

Total assets	$336,257,000

LIABILITIES AND EQUITY
LIABILITIES
Accounts payable	$860,000
Accrued expenses and other liabilities	8,648,000
Accrued salaries and benefits	4,401,000
Deferred tax liability	15,439,000
Notes payable	26,133,000
Borrowings under line of credit	10,000,000
Mortgage loans payable	23,968,000
Convertible subordinated debt	27,472,000
Junior subordinated debentures	40,000,000

Total liabilities	156,921,000

EQUITY
Preferred stock, $.0001 par value, 1,000,000 shares authorized, 0 shares issued at December 31, 2009 and 2008	—
Common stock, $0.0001 par value: 80,000,000 and 73,000,000 shares authorized, 41,177,658 and 26,387,199 shares issued, as of December 31, 2009 and 2008, respectively	4,000
Additional paid-in capital	155,878,000
Retained earnings	18,829,000
Accumulated other comprehensive income	2,603,000

Total Kennedy Wilson stockholders’ equity	177,314,000
Noncontrolling interests	2,022,000

Total equity	179,336,000

Total liabilities and equity	$336,257,000

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